Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q/A (the “Report”) of First Corporation. (the “Company”) for the period ended June 30, 2008, each of the undersigned Todd Larsen, the Chief Executive Officer, and Sheryl Cousineau ,  the Chief Financial Officer, of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of each of the undersigned’s knowledge and belief:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 25, 2008	/s/ Todd Larsen
Todd Larsen, President and Chief Executive Officer

Dated: August 19, 2008	/s/ Sheryl Cousineau
Sheryl Cousineau, Chief Financial Officer and Principal Accounting Officer.

A signed original of this written statement required by Section 906 has been provided to First Corporation and will be retained by First Corporation and furnished to the Securities and Exchange Commission or its staff upon request.